Exhibit (i)(1)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the captions “Fund Service Providers” and “For More Information” in each Prospectus and “Counsel” in each Statement of Additional Information comprising a part of Post-Effective Amendment No. 31 to the Form N-1A Registration Statement of ALPS ETF Trust, File No. 333-148826. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP

New York, New York

April 27, 2011